Exhibit 10.1

FIRST AMENDMENT TO PROMISSORY NOTE AND SECURITIES PURCHASE AGREEMENT

This First Amendment (the "Amendment") is entered into as of September 13, 2026, by and between **HYORC CORPORATION**, a Wyoming corporation (the "Company"), and **GS CAPITAL PARTNERS, LLC**, a Nevada limited liability company (the "Holder").

WHEREAS, the Company issued to the Holder that certain Promissory Note dated March 13, 2026 in the original principal amount of $150,000 (the "Note"), pursuant to that certain Securities Purchase Agreement dated March 13, 2026 (the "Purchase Agreement");

WHEREAS, the parties desire to extend the Maturity Date of the Note and amend certain related terms;

NOW, THEREFORE, the parties agree as follows:

1. Extension of Maturity Date. The "Maturity Date" under the Note is hereby amended from September 13, 2026 to March 13, 2027.

2. Extension Fee; Increase in Principal. In consideration for the extension of the Maturity Date, effective September 13, 2026, $15,000 shall be added to the outstanding principal balance of the Note, such that the principal balance shall thereafter be $165,000.

3. Interest. The outstanding principal balance of the Note, as amended hereby, shall continue to bear interest at the existing rate of twelve percent (12%) per annum in accordance with the terms of the Note.

4. Returnable Shares. Notwithstanding Section 4(g) of the Purchase Agreement and the Irrevocable Transfer Agent Instructions (Returnable Shares), the 250,000 shares of Common Stock previously issued to the Holder shall cease to constitute Returnable Shares and shall remain the property of the Holder, and the Company shall have no further right to require their return or cancellation.

5. No Default. The Holder acknowledges and agrees that the extension of the Maturity Date and the amendments contemplated hereby are effective prior to the occurrence of any Event of Default resulting from nonpayment on the original Maturity Date, and no Event of Default shall arise solely as a result of the Company not paying the Note on September 13, 2026.

6. Continuing Effect. Except as expressly amended by this Amendment, the Note, Purchase Agreement and related transaction documents shall remain unchanged and in full force and effect. In the event of any conflict between this Amendment and the existing transaction documents, this Amendment shall control.

7. Counterparts; Electronic Signatures. This Amendment may be executed in counterparts and by electronic signature, each of which shall be deemed an original and all of which together constitute one instrument.

8. Governing Law. This Amendment shall be governed by the laws of the State of Nevada, consistent with the Note and Purchase Agreement.

HYORC CORPORATION

By: ____________________

K. Reginald Fubara
Chief Executive Officer

GS CAPITAL PARTNERS, LLC

By: ____________________

Gabe Sayegh
Manager